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                                                                      EXHIBIT 21


                        GROUP MAINTENANCE AMERICA CORP.
                          SUBSIDIARIES AND AFFILIATES
                              AS OF JULY 31, 1997


Group Maintenance America Corp.(Texas)
   A-ABC Appliance, Inc. (Texas)....................................... 100%
   A-1 Appliance & Air Conditioning, Inc. (Texas)...................... 100
   AA JARL, Inc. (Texas)............................................... 100
   Airtron, Inc. (Delaware)............................................ 100
      Airtron of Central Florida, Inc. (Florida)....................... 100
   CRP Acquisition Corp. (Colorado).................................... 100
   Charles Crawford, Inc. (Texas)...................................... 100
   Costner Brothers, Inc. (South Carolina)............................. 100
   GroupMAC Holding Corp. (Delaware)................................... 100
   GroupMAC Management Co. (Delaware).................................. 100
   Hallmark Air Conditioning, Inc. (Texas)............................. 100
      Jerry Albert Air Conditioning, Inc. (Texas)...................... 100
   K & N Plumbing, Heating and Air Conditioning, Inc. (Texas).......... 100
   Sibley Services, Inc. (Tennessee)................................... 100
   United Acquisition Corp. (Iowa)..................................... 100


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